Exhibit 10.2

SALARY CONTINUATION AND NON-COMPETITION AGREEMENT
AMENDMENT 1

THIS SALARY CONTINUATION AND NON-COMPETITION AGREEMENT AMENDMENT 1 (“Amendment”), effective January 27, 2015, is made to the Salary Continuation and Non-Competition Agreement (“Agreement”) that was effective as of January 29, 2014 between IEC ELECTRONICS CORP. (separately and together with its subsidiaries, “IEC”) and BRETT E. MANCINI (“Executive”).

A new Section 4.10 is hereby added to the Agreement to read in its entirety as follows:

4.10    Enforcement. In the event that Executive brings any legal action to enforce any provisions of this Agreement and prevails in any such action, Executive shall be entitled, in addition to any other costs, expenses, damages, awards or other rights to which Executive may be entitled, to reimbursement from IEC of all costs and expenses, including reasonable attorneys fees, incurred by Executive in the course of enforcing this Agreement.

All other provisions of the Agreement remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Execution of this Amendment by electronic, PDF, facsimile or similar means shall be effective.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

IEC ELECTRONICS CORP.

By:        /s/ W. Barry Gilbert                /s/ Brett E. Mancini
W. Barry Gilbert                Brett E. Mancini
Chairman of the Board
and Chief Executive Officer